Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Xos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	100,000,000	$0.3825	$38,250,000	$0.00011020	$4,215.15
Fees Previously Paid
	Total Offering Amount					$38,250,000		—
	Total Fees Previously Paid							—
	Total Fees Offset							—
	Net Fee Due							$4,215.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares registered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low prices of common stock on July 21, 2023 as reported on The Nasdaq Capital Market, which was $0.3825 per share.